UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2005

CASEY’S GENERAL STORES, INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

0-12788	42-0935283
(Commission File Number)	(IRS Employer Identification No.)

One Convenience Blvd., Ankeny, Iowa	50021
(Address of principal executive Offices)	(Zip Code)

515/965-6100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Under the Casey’s General Stores, Inc. 2000 Stock Option Plan (the “Plan”) approved by the shareholders of the Company on September 15, 2000, the Compensation Committee of the Board of Directors may grant options to directors, officers and key employees of the Company (excluding members of the Board who are not full-time salaried officers or employees) to purchase shares of Common Stock. The purchase price per share with respect to each option granted under the Plan shall be not less than the fair market value of the Common Stock on the date of the grant of the option. In accordance with the Plan, four (4) of the Company’s executive officers, consisting of Robert J. Myers (President and Chief Operating Officer), John G. Harmon (Senior Vice President and Secretary), Terry W. Handley (Senior Vice President) and William J. Walljasper (Vice President and Chief Financial Officer), each were awarded, as of July 5, 2005, options to purchase 10,000 shares of Common Stock at an exercise price of $20.68 per share (which was the last reported sales price for shares of Common Stock on that date). A copy of the form of Grant of Incentive Stock Option to be executed by the Company and each of said executive officers is attached to this report as Exhibit 10.33 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

The exhibit accompanying this report is listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY’S GENERAL STORES, INC.

Date: July 6, 2005	By:	/s/ William J. Walljasper
William J. Walljasper
Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit	Description
10.33	Form of Grant of Incentive Stock Option entered into under Casey’s General Stores, Inc. 2000 Stock Option Plan